POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints each of Steven F. Retzloff, Ramon A. Vitulli III and Shanna Kuzdzal, or either of them signing singly, and with full power of substitution, the undersigned's true and lawful attorney-in-fact to:

(1)prepare, execute in the undersigned's name and on the undersigned's behalf, andsubmit to the U.S. Securities and Exchange Commission (the "SEC") a Form
ID,including amendments thereto, and any other documents necessary or appropriate toobtain codes and passwords enabling the undersigned to make electronic filings withthe SEC of reports required by Section 16(a) of the
Securities Exchange Act of 1934or any rule or regulation of the SEC;

(2)execute for and on behalf of the undersigned, in the undersigned's capacity as anofficer and/or director of Allegiance Bancshares, Inc. (the "Company"),
Forms 3, 4,and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 andthe rules thereunder;

(3)do and perform any and all acts for and on behalf of the undersigned which may benecessary or desirable to complete and execute any such Form 3, 4, or 5, completeand execute any amendment or amendments thereto, and timely file such form withthe SEC and any stock exchange or similar authority; and

(4)take any other action of any type whatsoever in connection with the foregoing which,in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, orlegally required by, the undersigned, it being understood that the documents executedby such attorney-in-fact on behalf of the undersigned pursuant to this Power ofAttorney shall be in such form and shall contain such terms and conditions as suchattorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 2nd day of April, 2020.

/s/ Denise Castillo-Rhodes